UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2006

JEWETT-CAMERON TRADING COMPANY, LTD.

(Exact name of registrant as specified in its charter)

British Columbia	0-19954	None

(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32275 N.W. Hillcrest, North Plains, Oregon 97133

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (503) 647-0110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 5, 2006, the Company has appointed Daniel R. McDonell to the position of Chief Financial Officer. Mr. McDonell will assume the duties of principal financial officer from Donald Boone, who remains President, Chief Executive Officer and a Director of the Company.

Mr. McDonell’s holds a degree in Accounting from Pacific Lutheran University and has held senior financial and management positions with several public and Fortune 500 companies in the Portland Area. His experience includes financial management and reporting as well as Sarbanes-Oxley compliance. From 2005 to 2006, he was a Securitization Manager with Wilshire Credit Corp, managing a department of ten which serviced $2 billion of loan assets. From 2004 to 2005, he was Controller for Tribune Broadcast Holdings and managed a television station in Portland. He has also been a Divisional Controller for Airgas, where he managed the Northwest region; Manager of Financial Reporting for Unicapital Corporation, and Director of Financial Reporting for Hollywood Entertainment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Jewett-Cameron Trading Company Ltd.

Dated: June 20, 2006	By: /s/ Donald M. Boone
Donald M. Boone, President and Director